UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 9, 2005

                      HALLMARK FINANCIAL SERVICES, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

                                    Nevada
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                (State or Other Jurisdiction of Incorporation)

             0-16090                                  87-0447375
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     (Commission File Number)             (IRS Employer Identification No.)


  777 Main Street, Suite 1000, Fort Worth, Texas              76102
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 (Address of Principal Executive Offices)                   (Zip Code)

                                 817-348-1600
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             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

      On November 9, 2005, Hallmark Financial Services, Inc. (the "Company") executed a definitive agreement (the "Purchase Agreement") with Samuel M. Cangelosi, Donate A. Cangelosi and Donald E. Meyer (collectively, the "Sellers") with respect to the Company's acquisition of all of the issued and outstanding capital stock of Texas General Agency, Inc. ("TGA") and TGA Special Risk, Inc. ("TGASRI"). TGA is a managing general agency involved in the marketing and servicing of property and casualty insurance products, with a particular emphasis on commercial automobile and general liability risks. TGA also has a wholly-owned insurance subsidiary, Gulf States Insurance Company ("GSIC"), which reinsures a portion of the business written by TGA. TGASRI brokers mobile home insurance. Prior to execution of the Purchase Agreement, there was no material relationship between the Company or its affiliates and any of the Sellers.

      Pursuant to the Purchase Agreement, the Company will acquire TGA and TGASRI for an aggregate cash purchase price of up to $44,900,000, consisting of unconditional consideration of $36,900,000 and contingent consideration of up to $8,000,000. The unconditional consideration will be payable $13,150,000 at closing, $14,250,000 on or before the first anniversary of closing and $9,500,000 on or before the second anniversary of closing. The payment of any contingent consideration is conditioned on the Sellers complying with certain restrictive covenants and TGA achieving certain operational objectives related to premium production and loss ratios. The contingent consideration, if any, will be payable on or before March 30, 2009, unless the Sellers elect to defer payment until March 30 of any subsequent year in order to permit further development of the loss ratios.

      In addition to the purchase price, the Company will pay an aggregate of $2,000,000 to the Sellers in consideration of their compliance with certain restrictive covenants, including a covenant not to compete for a period of five years after closing. This additional amount will be payable $750,000 at closing, $750,000 on or before the first anniversary of closing and $500,000 on or before the second anniversary of closing. The future installments of both the unconditional purchase price and the restrictive covenant consideration will be secured by a letter of credit or other security reasonably acceptable to the Sellers.

      Pursuant to the Purchase Agreement, prior to closing the Sellers are permitted to cause TGA to distribute to the Sellers cash equal to the lesser of the net income of TGA and TGASRI for the nine months ended September 30, 2005 (subject to certain adjustments), or 110% of the net income of TGA and TGASRI for the comparable period of 2004. Prior to closing, the Sellers are also permitted to cause TGA to assign to the Sellers any sliding scale contingent commissions attributable to business produced on or before December 31, 2005, which may subsequently become due to TGA.

      Pursuant to the Purchase Agreement, the Company's acquisition of TGA and TGASRI will be effective as of the earlier of the closing date or January 1, 2006. The Purchase Agreement provides for closing of the transaction on the first business day of the calendar month following the satisfaction of all closing conditions. The closing conditions include, among other things, (i) execution of employment agreements between TGA and each Seller in substantially the form attached to the Purchase Agreement,
 (ii) obtaining consent to the transaction from the Oklahoma Commissioner of Insurance, and (iii) the prior or contemporaneous closing of the Company's acquisition of an affiliated entity, Pan American Acceptance Corporation, from Samuel M. Cangelosi, Donate A. Cangelosi and Carol A. Meyer. The Purchase Agreement may be terminated by either the Company or the Sellers if all closing conditions have not been satisfied or waived by March 30, 2006.

      The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.


 Item 9.01. Financial Statements and Exhibits.

 (c) Exhibits.

  Exhibit 4.1 Purchase Agreement dated November 9, 2005, by and among Hallmark Financial Services, Inc. and Samuel M. Cangelosi, Donate A. Cangelosi and Donald E. Meyer.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                               HALLMARK FINANCIAL SERVICES, INC.


 Date:  November 14, 2005      By:  /s/ Mark J. Morrison
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                               Mark J. Morrison, Chief Operating Officer